(d)(11)(iv)
AMENDED SCHEDULE A
to the
AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT
ING MUTUAL FUNDS
OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit
	(as a percentage of average net assets)
	Class
Name of Fund[1]	A	B	C	I	O	Q	R

ING Disciplined International SmallCap Fund Initial Term Expires March 1, 2008	1.20%	1.95%	1.95%	0.95%	N/A	N/A	N/A

ING Diversified International Fund[2,3] Initial Term Expires March 1, 2007	0.35%	1.10%	1.10%	0.10%	N/A	N/A	0.60%

Total Expense Limit including expenses of the underlying investment companies	1.65%	2.40%	2.40%	1.40%	N/A	N/A	1.90%

ING Emerging Countries Fund Initial Term Expires March 1, 2006	2.25%	2.90%	2.90%	1.75%	N/A	2.15%	N/A

ING Emerging Markets Fixed Income Fund Initial Term Expires March 1, 2007	1.25%	2.00%	2.00%	1.00%	N/A	N/A	N/A

ING Foreign Fund Initial Term Expires March 1, 2006	1.95%	2.70%	2.70%	1.60%	N/A	1.85%	N/A

ING Global Bond Fund Initial Term Expires March 1, 2008	0.90%	1.65%	1.65%	0.61%	N/A	N/A	N/A

ING Global Natural Resources Fund [4] Initial Term Expires March 1, 2010	2.75%	N/A	N/A	2.50%	N/A	N/A	N/A

ING Global Real Estate Fund Initial Term Expires March 1, 2007	1.75%	2.50%	2.50%	1.50%	1.75%	N/A	N/A

	Maximum Operating Expense Limit
	(as a percentage of average net assets)
	Class
Name of Fund[1]	A	B	C	I	O	Q	R
ING Global Value Choice Fund Initial Term Expires March 1, 2006	1.85%	2.50%	2.50%	1.50%	N/A	1.75%	N/A

ING Index Plus International Equity Fund Initial Term Expires March 1, 2007	1.15%	1.90%	1.90%	0.90%	N/A	N/A	N/A

ING International Capital Appreciation Fund Initial Term Expires March 1, 2007	1.50%	2.25%	2.25%	1.25%	N/A	N/A	N/A

ING International Equity Dividend Fund Initial Term Expires March 1, 2009	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A

ING International Growth Opportunities Fund Initial Term Expires March 1, 2006	2.75%	3.50%	3.50%	2.50%	N/A	2.75%	N/A

ING International SmallCap Fund Initial Term Expires March 1, 2006	1.95%	2.60%	2.60%	1.40%	N/A	1.85%	N/A

ING International Value Choice Fund Initial Term Expires March 1, 2006	1.70%	2.45%	2.45%	1.45%	N/A	N/A	N/A

ING International Value Opportunities Fund Initial Term Expires March 1, 2008	1.40%	2.15%	2.15%	1.15%	N/A	N/A	N/A

ING Russia Fund Initial Term Expires March 1, 2006	3.35%	4.10%	N/A	N/A	N/A	N/A	N/A
_____
HE
Effective Date: August 1, 2007

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[2]	The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

[3]	The Initial Term expires March 1, 2008 for Class R for ING Diversified International Fund.

[4]	The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.

2